UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2009

The Blackstone Group L.P.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33551 (Commission File Number)	20-8875684 (I.R.S. Employer Identification No.)

345 Park Avenue New York, New York (Address of principal executive offices)	10154 (Zip Code)

(212) 583-5000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2009, Kathleen Skero was appointed as the principal accounting officer of the general partner of The Blackstone Group L.P. (the “Partnership”), effective as of such date.

Ms. Skero, age 56, is a Managing Director in Blackstone’s Finance Group. Prior to working at Blackstone, she served as Chief Financial Officer for Global Private Client at Merrill Lynch & Co from May 2007 through March 2009. From October 2004 through May 2007, Ms. Skero was the Global Controller for Merrill Lynch & Co. Prior to that, she was the head of Corporate Reporting at Merrill Lynch & Co.

The terms of Ms. Skero’s employment arrangements have not been amended as a result of her appointment.

Dennis J. Walsh, Ms. Skero’s predecessor as the principal accounting officer of the general partner of the Partnership, will remain with Blackstone as a Managing Director in the Finance Group.

SIGNATURE

Pursuant to the requirements of the U.S. Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2009

The Blackstone Group L.P.
By:	Blackstone Group Management L.L.C., its general partner

By:	/s/ Robert L. Friedman
Name:	Robert L. Friedman
Title:	Chief Legal Officer